Exhibit 10.12

Exclusive License Agreement

This Exclusive License Agreement (“Agreement”), is made as of May 15, 2014 (“Effective Date”), between SenesTech (“SenesTech”), a Nevada corporation, whose address is 3140 North Caden Court, Suite 1, Flagstaff, Arizona 66004, and Neogen Corporation (“Neogen”), a Michigan corporation whose address is 620 Lesher Place, Lansing, Michigan 48912.

Recitals

A.           WHEREAS, SenesTech has created and owns new and novel intellectual property and trade secrets; and

B.           WHEREAS, Neogen desires to license under the terms and conditions contained in this Agreement the exclusive rights to manufacture, market, and distribute certain SenesTech intellectual property.

The parties agree as follows:

1.           Grant of License.

a.           Generally. SenesTech grants to Neogen, and its Affiliates, during the term of this Agreement, subject to Neogen’s compliance with the terms and conditions of this Agreement, including the Royalty provisions of Exhibit 3, an exclusive license to practice the Licensed IP solely to make, use, manufacture, sell, distribute, import and export Products in the Covered Fields in the Territory and to service Products in the Covered Fields in the Territory. This grant shall include Neogen’s right to (i) sublicense the rights to sell, distribute, import and export Products to Sublicensees (as defined in Section 1.f.(6)); and (ii) extend to its customers purchasing Products the right to use the Products purchased and to practice the methods claimed in the Licensed IP in connection with such use of the Products. The term “License” shall mean the license granted to Neogen and its Affiliates specified in this Agreement.

i.            Neogen agrees that all sublicenses granted by Neogen hereunder shall, at SenesTech’s option, be co-terminable with this Agreement to the extent SenesTech’s rights in the Licensed IP are involved.

ii.         Neogen agrees that any sublicenses granted by Neogen shall provide that the obligations to SenesTech of Sections 1, 2, 4, 6.(f), 6(g), 8, 9, 12, 13, 18 and 20 of this Agreement shall be binding upon the Sublicensee as if it were a party to this Agreement (the “Subject Provisions”). Neogen further agrees to incorporate or attach copies of the Subject Provisions to any and all sublicense agreements.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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iii.         Neogen agrees to enforce its rights under any and all sublicense agreements with at least the same degree of diligence that Neogen uses to enforce similar agreements for its other products, but in no event less than reasonable efforts, or, at SenesTech’s request, to assign to SenesTech the right to enforce such agreement. Neogen will promptly notify SenesTech if Neogen becomes aware of any breach of the Subject Provisions or a Sublicensee agreement.

iv.         The right to sublicense granted to Neogen and its Affiliates hereunder does not include the right to sublicense the making or manufacturing of Products except as provided in the next sentence. Further, unless mutually agreed otherwise in advance in writing by the parties, the Products shall be made and manufactured exclusively in the United States at the manufacturing site located in Randolph, Wisconsin, owned and operated by Neogen’s Affiliate, Hacco, Inc.

b.           Information Sharing. The parties mutually recognize the importance of information share and agree that;

i.            SenesTech will (i) promptly deliver to Neogen copies of all existing SenesTech documentation and other written information reasonably relevant to Neogen’s authorized use of the Licensed IP under this Agreement (collectively, the “SenesTech Documentation”); and (ii) provide commercially reasonable training for Neogen scientific personnel in Neogen’s authorized use of the Licensed IP under this Agreement to assist Neogen in its obligation under this Agreement to promptly commercialize Products in the Covered Fields. Such training will take place at mutually agreed upon times at Neogen’s designated location within the United States. Neogen shall promptly reimburse SenesTech for reasonable travel and business expenses incurred in providing the SenesTech Documentation and training under this subsection 1(b)(i). Upon request, SenesTech shall provide Neogen with receipts documenting incurred expenses.

ii.         At SenesTech’s request, Neogen will promptly provide SenesTech with all reasonably requested information concerning Neogen’s commercialization of the Products, including prompt access to the Products’ research and development facilities and Products’ manufacturing facilities so that SenesTech may take samples of Products, ingredients and packaging materials used in the manufacture and packaging of the Products, as well as to physically observe, monitor, and inspect the manufacturing practices, quality control practices, books, records and procedures for the Products all at reasonable times without unreasonably interfering with operation of the business. Neogen shall fully cooperate with and assist SenesTech in their observations and inspections. SenesTech shall be responsible for its own travel and business expenses incurred in connection with SenesTech’s exercising of its rights under this subsection 1(b)(ii).

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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c.           Rodent Use Only; Retained Rights. The parties agree that Neogen is only granted an exclusive license under this Agreement for applications of the Licensed IP in the Covered Fields and that SenesTech reserves all rights for applications of the Licensed IP outside of the Covered Fields, as well as all rights to make and use the Licensed IP for scientific and non-commercial purposes and for continued research and development in all applications (including Covered Fields applications). SenesTech hereby expressly reserves the right to practice, and to grant licenses under, the Licensed IP, for any and all purposes other than the specific purposes for which Neogen has been expressly granted an exclusive license under section 1.a. of this Agreement.

d.           PMP Market. Neogen agrees to use commercially reasonable efforts to grant exclusive distribution rights for the Pest Management Professional (the “PMP Market”) to xxxx for a period of two years (calculated from the date of a distribution agreement with xxxx), subject to agreement of Neogen and xxxx on terms and conditions of such distribution agreement.

e.           No Claim. SenesTech agrees that, except for the Licensed IP (which shall continue to be owned by SenesTech), the Products and applications of the Licensed IP utilized by Neogen for the development and sale of the Products are the property of Neogen, subject to the License and SenesTech’s retained rights set forth herein.

f.            Definitions. In addition to the defined terms set forth elsewhere in this Agreement, the following definitions shall apply to this Agreement.

(1)         The term “Affiliates” shall mean any entity Controlled (as defined in the next sentence) by, Controlling (as defined in the next sentence) or under common Control (as defined in the next sentence) with the referenced entity but only for so long as such Control relationship exists. The terms “Controlled”, “Controlling” or “Control” shall mean the direct or indirect beneficial ownership of more than 50% of the voting equity of such entity.

(2)         The term “Product” individually and “Products” collectively shall mean any product or service or component of any product or service making, using, manufacturing, selling, distributing, importing or exporting of which would, in the absence of the License granted to Neogen and its Affiliates and customers, infringe or utilize any portion of the Licensed IP, including without limitation ContraPest®.

(3)         The term “Covered Fields” shall have the meaning given in attached Exhibit 1.f.(3).

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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(4)         The term “Licensed IP” shall mean (i) the US and foreign Patent Applications identified on attached Exhibit 1.f.(4) but only within the Territory defined herein, all divisional patents and continuations, any patents resulting from a reexamination or reissue from any of the foregoing, and any patents, whether issued in the United States or any other country, which result from the application, whether a continuation, continuation in part, division, foreign equivalent or any other type, and any application claiming priority from the preceding application (collectively, “IP”); and (ii) all non-public and proprietary information, know-how and intellectual property related to the IP or which are reasonably necessary to practice the technology described in the IP existing on the Effective Date and any subsequent improvements to the IP and, on the Effective Date, owned or licensed to SenesTech with the right to grant licenses or sublicenses thereunder in the Covered Fields and any subsequent improvements to the IP. The Licensed IP may include technical descriptions of assays and variations, standard operating procedures, trade secrets, sketches, and/or documentation.

(5)         The term “Territory” shall have the meaning given in attached Exhibit 1.f.(5).

(6)         The term “Sublicensee” shall mean any third party to whom Neogen has granted a license to sell, distribute, import and export Products under the Licensed IP. Affiliates of Neogen may not be Sublicensees.

(7)         The term “Cl” shall mean any non-public information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including without limitation documents, prototypes, samples, plant and equipment),; provided, however, that CI shall not include any information which:

a.           Was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party;

b.           Becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party;

c.           Is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure;

d.           Is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality;

e.           Is independently developed by the receiving party without use of or reference to the disclosing party’s CI or, in the case of Neogen, the Licensed IP, as shown by documents and other competent evidence in the receiving party’s possession;

f.            Is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure; or

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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g.           Is necessary to be disclosed pursuant to securities laws or exchange rules and regulations; or

h.           Is necessary to enforce the terms of this Agreement.

(8)         The term “EPA Registration Date” shall mean the date that ContraPest® is first registered to SenesTech by the United States Environmental Protection Agency, whether such registration is for EPA R070 outdoor use, EPA R120 indoor use or both, and SenesTech has received authorization from the EPA for commercial sale.

(9)         The term “ContraPest®” shall mean SenesTech’s proprietary product that utilizes the Licensed IP.

2.           Term; Termination. The term of this Agreement shall be for the period specified in attached Exhibit 2. This Agreement shall be terminated in the manner described in attached Exhibit 2.

3.           Royalties. Neogen agrees to pay SenesTech the royalties specified in attached Exhibit 3.

4.           Product Marking. Neogen shall mark each Product as required by all applicable laws and regulations, as well as to identify that the Product is being made pursuant to a license from SenesTech. Neogen shall mark, and require its Affiliates and Sublicensee(s) to mark as required by all applicable laws and regulations all shipping or other containers, as well as reference applicable patents on Neogen’s corporate website, for Licensed Products with the appropriate markings to reflect that a U.S. patent is either applied for or has been granted.

5.           Non-Compete.

a.           SenesTech. During the term of this Agreement (the “Non-Compete Period”), unless and until the License becomes non-exclusive as provided herein, SenesTech agrees it will not, directly or indirectly, manufacture, cause to be manufactured, sublicense, use or sell Products in the Covered Fields within the Territory; provided SenesTech may provide the Licensed IP as needed to seek and maintain protection under applicable intellectual property laws. In addition, the Non-Compete Period under this Section 5(a) shall be extended for one (1) year post-termination, calculated from the effective date of termination, if Neogen terminates pursuant to Exhibit 2, Section 2(b) (termination for uncured material breach) when the License was exclusive.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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b.           Neogen. During the Non-Compete Period, Neogen agrees it will not, directly or indirectly, manufacture, cause to be manufactured, sublicense, use, market, distribute, resale or sell products that compete with or are intended, by applicable marketing and promotional programs directed to such products, to compete with the Products in the Covered Fields within the Territory. In addition, the Non-Compete Period under this Section 5(b) shall be extended for one (1) year post-termination, calculated from the effective date of termination, if SenesTech terminates pursuant to Exhibit 2, Section 2(b) (termination for uncured material breach).

c.           Exclusive. SenesTech agrees that unless the License becomes non-exclusive as provided in this Agreement, during the term of this Agreement it will not license the Licensed IP to, or authorize the use of the Licensed IP by, any person or entity for use in the Covered Fields within the Territory.

6.           Neogen Diligence.

a.           Level of Effort. Neogen will use commercially reasonable efforts to manufacture and bring to market one or more Products to commercially exploit the Licensed IP designed to attain maximum commercialization of Products following the EPA Registration Date. Following commercialization of any and all Products, Neogen will continue to use commercially reasonable efforts to manufacture and market such Products designed to attain maximum market penetration and sales, including but not limited to using commercially reasonable efforts to fill market demands.

b.           Commercialization Plan. Neogen shall plan and implement appropriate research and development, testing and production efforts directed toward commercialization of at least one Product within a commercially practicable date, and promptly provide to SenesTech a copy of such plan (the “Commercialization Plan”). The Commercialization Plan shall require Neogen to (i) have at least one Product (the “Initial Product”) ready for manufacture and have the manufacturing facilities for such Initial Product fully operational within nine (9) months of the EPA Registration Date; (ii) provide SenesTech with a detailed marketing plan within six (6) months of the EPA Registration Date for the Initial Product; and (ii) launch the Initial Product as soon as reasonably possible after final registration of the Initial Product with all appropriate state and foreign jurisdictions have been obtained by Neogen in accordance with Section 7 below.

c.           Status Reports. Until the launch of the Initial Product, the parties shall provide the following monthly written status reports to each other:

i.            Neogen shall provide reports to SenesTech indicating progress and difficulties to date in commercialization of Products, and a forecast and schedule of major events required to bring to market, manufacture and sell the Products; and

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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ii.         SenesTech shall provide reports to Neogen on progress toward obtaining EPA registration, as well as progress in prosecuting patents related to the Licensed IP. In addition, SenesTech shall promptly provide Neogen with information on the likely EPA requirements (or modification to such ERA requirements) for Product stability, storage, bottle size, material packaging and labeling (as may be included in the ERA registration).

After the launch of the Initial Product, the frequency and substance of written status reports may be modified with the mutual agreement of the parties. In addition, the parties shall schedule regular telephonic and in person meetings to discuss progress and difficulties to date in commercialization of the Products.

d.           Abandonment or Suspension. If at any time Neogen abandons or suspends its efforts to manufacture or market any Products, Neogen shall promptly notify SenesTech in writing giving reasons and a statement of its intended actions to continue to fulfill its obligation under Section 6(a) to continuously manufacture and market Products.

e.           Compliance with Law; Manufacturing Standards. Neogen shall use commercially reasonable efforts to cause Neogen, its Affiliates and all Sublicenses, as well as all manufacturing facilities for the Product, conform at all times to all applicable standards required by law, rule, regulation, industry requirements or reasonable requirements of SenesTech for the making, using, manufacturing, selling (including all labeling requirements), distributing, importing and exporting of Products. Neogen shall not, directly or indirectly, make, use, manufacture, sell, distribute, import or export any Product in the Territory until; (a) SenesTech has obtained a United States Environmental Protection Agency registration for ContraPest®, ERA authorization for commercial sale and, as applicable, Canadian registration and/or Mexican registration; (b) Neogen has obtained all necessary state registrations; (c) SenesTech or Neogen (the parties shall coordinate who is in the best position to obtain such registrations) has obtained all Additional Foreign Registrations; and (d) SenesTech has submitted to the ERA a complete Notice of Supplemental Distribution of a Registered Pesticide Product (“ERA Form 8570-5”), which is signed by both SenesTech and Neogen, as a “supplemental distributor” under the Federal Insecticide, Fungicide and Rodenticide Act (FIFRA) Section 3(e). Neogen shall promptly notify SenesTech in writing of any information it receives related to the legality, safety or quality of Products or their ingredients. Neogen shall treat the Products with the same degree of priority or higher priority than Neogen applies to all other products it manufactures (both for itself and others), using commercially reasonable efforts to devote adequate manufacturing capacity to be capable of manufacturing and supplying the market demand for Products as it does for Neogen’s other products.

f.            Termination Right. Neogen’s failure to materially comply with this Section 6 shall be grounds for SenesTech to terminate this Agreement pursuant to Exhibit 2, Section 2(b) (termination for uncured material breach).

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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g.           SenesTech Non-Exclusive License Conversion Right. If at any time after the one year anniversary of the EPA Registration Date Neogen fails to manufacture sufficient Product to meet market demand, Neogen shall immediately notify SenesTech in writing, including in such notice a reasonably detailed explanation for the inability and the projected time when Neogen will be able to meet market demand. SenesTech shall have the right to convert the License to non-exclusive and license to third parties (or undertake itself or thorough its Affiliates) to make, use, manufacture, sell, distribute, import and export Products in the Covered Fields in the Territory and to service Products in the Covered Fields in the Territory; provided if SenesTech so converts the License to non-exclusive then Neogen’s royalty obligations shall be reduced to 75% of the required amounts. Neogen (at no cost to SenesTech but at Neogen’s reasonable cost) shall fully cooperate with and promptly provide all information and assistance necessary to enable alternative manufacturing of the Product as soon as possible.

6A.        SenesTech’s Diligence

a.           Title; Authority. Attached as Exhibit 6A.a is a true and complete copy of the U of A (as defined in Section 10.c) Exclusive License Agreement, dated October 3, 2005, with SenesTech (“U of A License”);

b.           Technical documents. SenesTech to provide Neogen with formulation specifications including specifications and current sourcing and costs for the active ingredients, and inert ingredients, protocols for emulsification, quality control, and quality assurance, relevant data sets for development of formulation and efficacy, all EPA submission documents, protocols for production of the microfluidized final product on a scaled basis, all packaging and label requirements of the EPA, all trade secrets and resultant protocols for the product, instructions for use of the product, population models for application protocols, all digital files for trademark and company identification, and all safety requirements for processing and handling personnel.

7.           Registrations.

a.           EPA Registration and EPA Form 8570-5. SenesTech shall use commercially reasonable efforts to register ContraPest® with the United States Environmental Protection Agency (the “EPA”) as soon as reasonably practicable after the Effective Date (“EPA Registration”). SenesTech shall notify Neogen in writing at least 15 days prior to formally filing the ContraPest® application with the EPA, including in such notice the amount of the EPA filing fee (the “Filing Fee”). Within 10 days after receiving such notification, Neogen shall pay to SenesTech in immediately available funds the amount of the Filing Fee; provided, however, that in no case shall the amount to be paid by Neogen exceed (i) $115,475 (if one active ingredient submitted) or (ii) $207,620 (if two active ingredients submitted). The EPA Registration shall be in the name of SenesTech and the sole and exclusive property of SenesTech. SenesTech agrees to name Neogen as a sub-registrant. The amount paid to SenesTech hereunder shall be non-refundable but may be credited against Post-Approval License Fees as set forth in Exhibit 3 to this Agreement; provided however if the EPA requires withdrawal of the Registration the refunded EPA fees shall be paid by SenesTech to Neogen. SenesTech shall provide regular updates to Neogen on progress toward registration, as well as provide Neogen with evidence of registration with the EPA promptly following ContraPest®’s registration. Following EPA registration of ContraPest®, SenesTech and Neogen shall work together in good faith to promptly submit to the EPA for each Product a completed EPA Form 8570-5 and promptly obtain authorization from EPA for commercial use.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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b.           State Registrations. Neogen shall be solely responsible for registering the Products at the state level and for all associated fees and expenses. SenesTech shall provide commercially reasonable information to the extent reasonably necessary to facilitate such Products’ registrations, including by submitting to Neogen all relevant data reasonably available to SenesTech and reasonably necessary for the registrations, including a reasonably complete dossier suitable for each local registration as needed for each Product. State registrations shall be in the name of Neogen, as a subdistributor of ContraPest®, and be the sole and exclusive property of Neogen. Neogen shall provide regular updates to SenesTech on progress toward all state registrations, as well as provide SenesTech with evidence of each state registration promptly following its registration.

c.           Foreign Registrations. SenesTech shall use commercially reasonable efforts to obtain foreign registrations from Canada and Mexico as described in NAFTA for ContraPest® as soon as reasonably practicable after the EPA Registration Date. SenesTech shall be responsible for all associated fees. The Canada and Mexico registrations shall be in the name of SenesTech and the sole and exclusive property of SenesTech if permitted. SenesTech shall provide Neogen with evidence of registration of ContraPest® with Canada and Mexico promptly following registration in each country. Neogen shall be responsible for determining if any additional registrations are required in Canada or Mexico (the “Additional Foreign Registrations”) and, if any are required, promptly notify SenesTech in writing. SenesTech shall be responsible for obtaining the Additional Foreign Registrations and all associated fees and expenses; provided, however, that SenesTech shall, at SenesTech’s expense, provide Neogen with any data sets reasonably required for such Additional Foreign Registrations. The parties shall confer and mutually agree in advance on whose name the Additional Foreign Registrations shall be submitted and on ownership of such Additional Foreign Registrations. SenesTech shall provide regular updates to Neogen on progress toward the Additional Foreign Registrations, as well as provide Neogen with evidence of each Additional Foreign Registration promptly following its registration.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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8.           Trademarks. Neogen shall not use the name or any trademarks of SenesTech, nor any adaptation thereof, nor any confusingly similar marks, in any advertising, promotional or sales literature without the prior written consent from SenesTech in each case, except that Neogen may state that it is licensed by SenesTech under the IP comprising the Licensed IP. All trademarks of SenesTech, including without limitation the trademark ContraPest® (US Registration number 3646789) (the “CONTRAPEST Mark”), shall be the exclusive property of SenesTech. SenesTech, shall be responsible for all fees and protection of the CONTRAPEST Mark. Subject to SenesTech’s prior written approval in each instance (which approval shall not be unreasonably withheld, delayed or conditioned), SenesTech hereby grants to Neogen during the term of this Agreement a limited, royalty free right to utilize the CONTRAPEST Mark on the Products and in the promotion and sale of the Products in strict accordance with the terms and conditions of such written approval and the SenesTech ‘s trademark usage guidelines, which shall be provided by SenesTech to Neogen. All other brands and trade dress to be used on the Products shall be the exclusive property of Neogen but subject, in each instance, to the prior written approval (which approval shall not be unreasonably withheld, delayed or conditioned) of SenesTech solely as to the CONTRAPEST Mark. The Parties shall promptly advise each other of any counterfeiting or infringement of trademark activities of which it becomes aware in the Territory relating to the Products. Anything in this Agreement to the contrary notwithstanding, Neogen shall have the right to use its own trademarks on the Products; provided that SenesTech has pre-approved in writing such use on the Products in accordance with this Section 8, which pre-approval shall not be unreasonably withheld, delayed or conditioned.

9.           Confidential Information.

a.           General. Both parties agree that they shall not individually or jointly disclose to any person (including any Affiliate) any CI of the other party regardless of nature, type, or physical manifestation except as specifically consented to in advance in writing by both parties.

b.           Employee and Agent Protection. Neither party shall use any CI of the other party for any purpose except to exercise its rights and perform its obligations under this Agreement. Neither party shall disclose any CI of the other party to any third party or to such party’s own employees except such employees with a need to know and, prior to any such disclosure, both parties agree to require each person receiving access to the CI to be bound by non-disclosure agreements containing provisions containing protections at least as strong as those set forth in this Agreement.

c.           Reverse Engineering. Unless expressly authorized by the disclosing party in writing in each instance, a receiving party shall not reverse engineer, disassemble, deconstruct or decompile any prototypes, materials, chemicals, software or other tangible objects that embody the disclosing party’s CI and that are provided to the receiving party hereunder.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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d.           Maintenance of Confidentiality. Each party shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the CI of the other party. Without limiting the foregoing, each party shall take at least those measures that it takes to protect its own most highly confidential information.

e.           Disclosures Required by Law or Legal Process. If a party receives a request or is required by law, regulation or legal process (including, without limitation, discovery procedures, depositions, interrogatories, requests for documents, subpoena, summons, search and seizure warrants, court orders or securities laws or exchanges rules) to disclose all or any part of the CI of the other party, to the extent permitted by law and not in violation of any agreement, it shall (a) promptly notify the other party of the existence, terms and circumstances surrounding the request or requirement, (b) reasonably consult with the other party on the advisability of taking legally available steps to resist or narrow the request or lawfully avoid the requirement, and (c) cooperate with the other party on a reasonable basis to obtain, at the cost of the other party, a protective order or other appropriate remedy to so resist or narrow the request or lawfully avoid the requirement. In the event that such protective order or other remedy is not available, or if the other party waives compliance with the provisions of this Section 9(e), the party may disclose to the entity requiring disclosure that portion of the other party’s CI which the party and such party shall not be liable for such disclosure.

10.         SenesTech’s Warranties and Representations. SenesTech covenants, warrants and represents to Neogen as follows:

a.           Sole Owner. SenesTech owns or has the necessary rights in the Licensed IP to grant the License granted to Neogen hereunder.

b.           Authority; Binding Effect. SenesTech has corporate authority to enter into this Agreement. The Agreement is binding and enforceable against it. The person signing this Agreement for SenesTech has been authorized to do so.

c.           No Breach. SenesTech’s execution, performance of its obligations and exercising of its rights under this Agreement will not breach the terms and conditions of any license, contract, understanding or agreement, whether express, implied, written or oral, between SenesTech and any third party, including but not limited to the University of Arizona (“U of A”).

d.           Compliance with Law. SenesTech will materially comply with all applicable law and industry requirements as to the application, registration and approval process as to the Licensed IP.

e.           Non-Infringement. SenesTech warrants and represents that the IP and the Licensed IP does not and will not infringe on the intellectual property of any third party including the U of A intellectual property.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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f.            Protection of IP and CI. Anything in this Agreement to the contrary notwithstanding, SenesTech warrants and represents to Neogen that SenesTech will protect the IP and CI from disclosure in a manner that is no less restrictive than the protection required by this Agreement with respect to SenesTech’s use or granting of rights to third parties regarding the IP and CI as to all non-Covered Fields.

11.         Neogen’s Warranties and Representations. Neogen covenants, warrants and represents to SenesTech as follows:

a.           Authority; Binding Effect. Neogen has corporate authority to enter into this Agreement. The Agreement is binding and enforceable against it. The person signing this Agreement for Neogen has been authorized to do so.

b.           No Breach. Neogen’s execution, performance of its obligations and exercising of its rights under this Agreement will not breach the terms and conditions of any license, contract, understanding or agreement, whether express, implied, written or oral, between Neogen and any third party.

c.           Compliance with Laws. Neogen exercising of its License and associated rights under this Agreement will at all times be in material compliance with all applicable foreign, Federal, State and local law, rule, regulation and industry requirements.

12.         IP Prosecution.

a.           Prosecution. SenesTech shall have the exclusive right, at its expense, to prepare, prosecute and maintain patent applications, and to maintain and enforce patents comprising SenesTech’s IP and, except as expressly otherwise set forth herein, othenwise deal in and with and enforce rights associated with the Licensed IP. In the event that SenesTech elects not to prepare, prosecute or maintain any patent application or any patent rights constituting IP contained in the Licensed IP, SenesTech shall promptly notify Neogen, and Neogen shall have the right to prepare, prosecute, maintain and own any such application or right at Neogen’s expense.

b.           Cooperation. Each party agrees to cause each of its employees and agents to take all actions and to execute, acknowledge and deliver all instruments or agreements reasonably requested by the other party, and necessary for the perfection, maintenance, enforcement or defense of the requesting party’s rights as set forth above.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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13.         Infringement by third parties; Declaratory Actions.

a.           Both parties shall promptly notify the other in writing of any alleged or threatened infringement of any Licensed IP in the Territory of which they become aware and provide any available evidence of such infringement to the other. SenesTech shall have the first right, but not the obligation, to bring and control any action or proceeding, at its own expense and by counsel of its own choice, with respect to infringement of any Licensed IP in the Territory. In the event that SenesTech notifies Neogen in writing that it chooses not to prosecute such infringement of any Licensed IP in the Territory, Neogen shall have the right to enforce such Licensed IP rights at its own expense. SenesTech shall have the right, but not the obligation, at its own expense to join any such suit or action brought by Neogen. The party who prosecutes such infringement shall be entitled to any recovery from such prosecution.

b.           Both parties shall promptly notify the other in writing the event that a declaratory judgment action alleging invalidity or non-infringement of any of the Licensed IP in the Territory shall be brought against it, and the parties shall consult concerning the action to be taken. Notwithstanding the foregoing, in the case of a declaratory judgment action being brought against Neogen, SenesTech, at its option, shall have the right, but not the obligation, to intervene and take over the sole defense of the action at its own expense.

14.         Disclaimer; Limit of Liability.

A.           EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 10, SENESTECH’S WARRANTIES AND REPRESENTATIONS), (I) SENESTECH EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND TITLE; AND (II) THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHTS AND MATERIALS PROVIDED BY SENESTECH HEREUNDER, INCLUDING WITHOUT LIMITATION THE LICENSED IP AND SENESTECH DOCUMENTATION, ARE PROVIDED ‘AS IS.’ THIS AGREEMENT DOES NOT CONFER BY IMPLICATION, ESTOPPEL OR OTHERWISE ANY LICENSE OR RIGHTS TO ANY OTHER INTELLECTUAL PROPERTY RIGHTS OF SENESTECH OTHER THAN THE LICENSE TO THE LICENSED IP EXPRESSLY STATED HEREIN, REGARDLESS OF WHETHER SUCH PATENTS ARE DOMINANT OR SUBORDINATE TO THE LICENSED IP.

B.           EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 11 (NEOGEN’S WARRANTIES AND REPRESENTATIONS), NEOGEN EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND TITLE.

C.           The allocations of liability in this section represent the agreed and bargained-for understanding of the parties and the compensation hereunder reflects such allocations. The limited remedies set forth in this Agreement shall apply notwithstanding the failure of their essential purpose.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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15.         Survival. The provisions 5, 8, 9, 10, 11, 14, 15, 16, 20, 21, 22 through 30 and 32 of this Agreement shall survive termination of the Agreement.

16.         Indemnification.

a.           Claims Defined. “Claims” means all third-party (including without limitation universities, governments and governmental agencies) claims, actions, investigations, demands or proceedings (including but not limited to all costs and expenses including attorneys and accountants fees).”

b.           Losses Defined. “Losses” means all damages, costs and liabilities of any kind arising out of or related to Claims which are awarded by a court of final jurisdiction or agreed to in a written settlement agreement executed in accordance with this Section 16 (including but not limited to all costs and expenses for attorneys and accountants fees).

c.           Neogen’s Right to Indemnification. SenesTech shall indemnify and hold harmless Neogen, its Affiliates, their respective officers, directors, employees, agents and representatives and any person claiming by or through any of them (collectively, the “Neogen Indemnified Party”) from and against any Claims, and agrees to indemnify and hold harmless the Neogen Indemnified Party from any and all Losses to the extent that such Claims arise out of or relate to:

i.            Any breach of this Agreement by SenesTech or any of its Affiliates or agents (other than Neogen), including any breach of the representations or warranties made by SenesTech contained in this Agreement;

ii.         Any use of the Licensed IP by SenesTech or any of its Affiliates or agents (other than Neogen);

iii.         Any trade secret misappropriation or patent infringement claim by a third party predicated upon the manufacturing, use or sale of the Product by Neogen or any of its Affiliates or agents; provided, however that SenesTech shall have no indemnification obligation under this Section 16(c)iii nor any liability for any Claim to the extent such Claim would not have been valid solely on account of: (i) modifications made to the Licensed IP or Products by Neogen or its Affiliates or agents, including modifications to the materials, chemicals or other additives used in the manufacturing of or included in the Products (excluding those provided or approved by SenesTech); or (ii) Neogen or any of its Affiliates or agents use of Licensed IP after SenesTech has provided a replacement for or a modification of the Licensed IP if the alleged infringement could have been avoided by the use of the replacement or modified Licensed IP (collectively the exclusions set forth in (i) and (ii) shall be referred to as the “Neogen Indemnification Obligations”).

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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d.           SenesTech’s Right to Indemnification. Neogen shall indemnify and hold harmless SenesTech, its Affiliates, their respective officers, directors, employees, agents and representatives any person claiming by or through any of them (collectively, the “SenesTech Indemnified Party” from and against any Claims, and agrees to indemnify and hold harmless the SenesTech Indemnified Party from any and all Losses to the extent that such Claims arise out of or relate to:

i.            Any breach of this Agreement by Neogen or any of its Affiliates or agents, including any breach of the representations or warranties made by Neogen contained in this Agreement; or

ii.         The Neogen Indemnification Obligations.

e.           Procedure. The party entitled to indemnification (“Indemnified Party”) shall give the party obligated to indemnify (“Indemnifying Party”) (i) prompt written notice of a Claim; (ii) authority to control and direct the defense and/or settlement of such Claim; and (iii) such information and assistance as the Indemnifying Party may reasonably request, at the Indemnifying Party’s expense, in connection with such defense and/or settlement. Notwithstanding the foregoing, the Indemnifying Party shall not settle any Claim against the Indemnified Party unless such settlement completely and forever releases the Indemnified Party with respect thereto or unless the Indemnified Party provides its prior written consent to such settlement, which consent shall not be unreasonably withheld, delayed or conditioned. In any action for which an Indemnifying Party provides defense on behalf of the Indemnified Party, the Indemnified Party may participate in such defense at its own expense by counsel of its choice. Failure to give prompt notice to the Indemnifying Party shall not relieve it of its indemnification obligation except to the extent that the Indemnifying Party is materially prejudiced.

f.            Indemnified Party Acts. Notwithstanding anything to the contrary in the Agreement, the indemnification rights granted herein shall not apply to the extent to which any Claims and/or Losses would not have arisen but for the negligent or willful actions or omission of the Indemnified Party or any of its agents or Affiliates.

g.           Mitigation. Notwithstanding anything to the contrary in this Agreement, the Indemnifying Party shall have no liability for any Losses to the extent the Indemnified Party had a reasonable opportunity, but failed to mitigate such Losses. The parties agree that if SenesTech believes in good faith that continued sales of existing inventory or manufacturing of Product by Neogen may increase the potential Losses for which SenesTech is required under this Section 16 to indemnify Neogen, that Neogen shall refrain from such sales of existing inventory or manufacturing of Product until instructed otherwise by SenesTech. If SenesTech avails itself of the right in the preceding sentence to cause Neogen cease sale of existing inventory or manufacturing of Product, its indemnity obligations pursuant to this Agreement shall remain effective.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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h.           Survival. Notwithstanding anything to the contrary in this Agreement, the indemnification rights granted herein shall survive termination or expiration of this Agreement, but only with respect to Claims which arose from acts or circumstances that occurred prior to termination or expiration; provided, however, that Claims related to the sale of remaining inventory after termination pursuant to Section 2 of Exhibit 2 shall survive termination or expiration of the Agreement.

17.         Integration. This Agreement (including the Exhibits) sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and supersedes all prior discussions, representations, agreements (including the Memorandum of Understanding between the parties dated as of August 29, 2013) and amendments of understandings of every kind and nature between them.

18.         Force Majeure. Neither party shall be held responsible or liable or be deemed to be in default or in breach of this Agreement (other than payment of money owed) for its delay, failure or inability to meet any of its obligations under this Agreement caused by or arising from any cause which is unavoidable or beyond the reasonable control of such party, including war, warlike operations, riot, insurrection, orders of government, strikes, fires, floods, lawful acts of public authorities, lockouts, public health emergencies, quarantines, disturbances or any act of God or other cause which frustrates the performance of this Agreement; provided such suspension of performance shall be limited to the period in which the force majeure exists. Notwithstanding the foregoing, should any force majeure situation continue for longer than 120 days, then the party who is not in default or breach of the Agreement due to the force majeure situation may terminate the Agreement, effective upon 120 days written notice to the party who is in default or breach of the Agreement.

19.         Amendments. Any amendment, alteration, supplement, modification or waiver shall be invalid unless it is set forth in writing, signed by both parties, which specifically makes reference to this Agreement.

20.         Assignability. This Agreement and the rights and duties under this Agreement may not be assigned by either party without the prior written consent of the other party, which shall not unreasonably be withheld, delayed or conditioned. Notwithstanding the foregoing, either party may assign this Agreement without the prior written consent of the other party to an Affiliate or unrelated third party that acquires or succeeds to all or substantially all of such party’s business or assets or is the surviving entity in a merger, dissolution or reorganization to which the assigning party is a party (“Sale”). However, no permitted assignment shall release the assigning party from its obligations hereunder without the written consent of the other party (which consent shall not be unreasonably withheld, delayed or conditioned).

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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For this purpose, any assignment by operation of law shall be treated as a prohibited transfer except a transfer by operation of law in connection with a Sale.

21.         Benefit. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and permitted assigns.

22.         Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given if mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger or by nationally recognized overnight delivery provider, to the parties at addresses set forth below:

If to SenesTech:

ATTN: CEO

3140 N Caden Court

Suite 1

Flagstaff, AZ 86004

With a copy to:

Kennan Kaeder

Attorney at Law

110 West C Street, Suite 1300

San Diego, Ca 92101

If to Neogen:

Neogen Corporation

Attention: CEO

620 Lesher Place

Lansing, MI 48912

With a copy to:

Neogen Corporation

Attention: Vice President, Animal Safety

944 Nandino Blvd.

Lexington, KY 40511

With a copy to:

Richard C. Lowe

Lowe Law Firm, PC

2375 Woodlake Drive, Suite 380

Okemos, Michigan 48864

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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23.         Counterparts and Facsimile. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties containing either an original signature or a copy sent by facsimile. The parties agree that signatures on this Agreement, as well as any other documents to be executed pursuant to this Agreement, may be delivered by facsimile in lieu of an original signature, and the parties agree to treat facsimile signatures as original signatures.

24.         Captions. Captions contained in this Agreement are inserted for reference and in no way define, limit, extend or describe the scope of the Agreement or the intent of any provision in the Agreement.

25.         Severability. If any provision of this Agreement becomes or is declared by the court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without the provision.

26.         Authority to Execute. Each party warrants and represents to the other party that this Agreement will be binding upon it once executed, and that the individual executing this document is authorized or has been empowered to do so.

27.         Attorney Fees. The prevailing party in any litigation involving this Agreement shall be entitled to recover, in addition to any other relief obtained, the costs and expenses, including reasonable attorney’s fees and expenses, incurred by the prevailing party. The Court shall determine who the prevailing party is.

28.         Construction of Agreement. The parties agree that this Agreement has been jointly drafted and that neither party may assert an ambiguity in the construction of this Agreement against another party because the other party allegedly drafted the allegedly ambiguous provision.

29.         Waiver. All waivers must be in writing and signed by the waiving party.

30.         Governing Law; Venue. This Agreement has been executed, delivered and accepted at and shall be deemed to have been made at Lansing, Michigan and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Michigan without regard to the application of conflicts of laws. The parties agree that any action instituted by SenesTech shall be brought in the court of appropriate jurisdiction in Ingham County, Michigan or U.S. District Court for the Western District of Michigan. The parties agree that any action instituted by Neogen shall be brought in the court of appropriate jurisdiction in Coconino County, Arizona or U.S. District Court for the District in Arizona. The parties consent to jurisdiction and waive all claims of improper venue and forum nonconveniens.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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31.         Modification of Base Agreement. Notwithstanding anything to the contrary in this Agreement, the provisions contained in attached Exhibit 31. shall supersede and take precedence over any conflict with the provisions contained in the this Agreement.

32.         No Third Party Benefits. None of the provisions of this Agreement will be for the benefit of, or enforceable by, any third party beneficiary.

[The rest of this page is intentionally left blank.]

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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The parties have signed this Agreement on the date first above written.

SenesTech:	Neogen:

Neogen Corporation

/s/ Loretta P. Mayer	/s/ James L. Herbert
By: Loretta P. Mayer, PhD	By: James L. Herbert

Title: CEO and Chairman	Title: CEO and Chairman

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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Exhibit 1.f.(3)

Covered Fields

The term “Covered Fields” is defined as:

All commercial rodent control application fields of use to include but not be limited to all agricultural applications, professional pest applications, government and/or agency applications, and consumer retail applications in accordance with current EPA regulations.

SenesTech hereby grants to Neogen a first right, during the term, to be offered by SenesTech the opportunity to license the Licensed IP in the Territory with manufacturing, marketing and distribution rights in any and all commercial fertility control animal applications other than rodents (the “Other Fields”). If during the term, SenesTech should intend to license the Licensed IP to an unaffiliated third party within any Other Fields, then SenesTech will first offer Neogen in writing an opportunity to license the Licensed IP within such Other Fields. Neogen must notify SenesTech in writing within ten (10) business days of its receipt of SenesTech’s notice (the “New Covered Fields Notice Period”) whether Neogen elects to enter into good faith negotiations to license the Licensed IP within such Other Fields. If Neogen does not notify SenesTech in writing within the New Covered Fields Notice Period of its intention to negotiate, SenesTech is thereafter entitled to license the Licensed IP within such Other Fields to any unaffiliated third party without further notice to Neogen; provided, however, that if SenesTech does not enter into an agreement for the licensing of the Licensed IP within such Other Fields within 180 days following the New Covered Fields Notice Period, SenesTech’s obligations under this paragraph shall reinstate and shall apply to any future attempt to license the Licensed IP to an unaffiliated third party with any Other Fields. If Neogen notifies SenesTech in writing within the New Covered Fields Notice Period of its intent to negotiate (the “New Covered Fields Notification Document”), the parties shall promptly thereafter enter into good faith negotiations for Neogen to license the Licensed IP within such Other Fields. If the parties are unable to enter into an agreement for the licensing of the Licensed IP within such Other Fields within sixty (60) days following the New Covered Fields Notice Period (the “New Covered Fields Negotiation Period”), SenesTech is thereafter entitled to license the Licensed IP within such Other Fields to any unaffiliated third party without further notice to Neogen; provided, however, that if SenesTech does not enter into an agreement for the licensing of the Licensed IP within such Other Fields within 180 days following the New Covered Fields Negotiation Period, SenesTech’s obligations under this paragraph shall reinstate and shall apply to any future attempt to license the Licensed IP to an unaffiliated third party within any Other Fields. For the avoidance of any doubt, the rights granted Neogen under this paragraph do not limit in any way SenesTech’s ability to practice the Licensed IP itself in the Other Fields or to license the Licensed IP within such Other Fields to an Affiliate of SenesTech (except as otherwise provided in the Agreement).

________________________

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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Exhibit 1.f.(4)

IP

1.          US Patent Application xxxx, filed xxxx

2.          Patent Cooperation Treaty Application, xxxx, filed xxxx.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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Exhibit 1.f.(5)

Territory

The term “Territory” is defined as:

-	USA;
-	All US Territories under jurisdiction of the Environmental Protection Agency (EPA);
-	Canada; and
-	Mexico

SenesTech hereby grants to Neogen a first right, during the term, to be offered by SenesTech the opportunity to license the Covered Fields in areas outside the Territory (the “Other Territories”). If during the term, SenesTech should intend to license the Licensed IP to an unaffiliated third party within the Covered Field in Other Territories, then SenesTech will first offer Neogen in writing an opportunity to license the Licensed IP within such Other Territories. Neogen must notify SenesTech in writing within ten (10) business days of its receipt of SenesTech’s notice (the “Additional Territory Notice Period”) whether Neogen elects to enter into good faith negotiations to license the Licensed IP within such Other Territories. If Neogen does not notify SenesTech in writing within the Additional Territory Notice Period of its intention to negotiate, SenesTech is thereafter entitled, subject to the last paragraph of this Exhibit 1.f.(5), to license the Licensed IP within such Other Territories to any unaffiliated third party without further notice to Neogen; provided, however, that if SenesTech does not enter into an agreement for the licensing of the Licensed IP within such Other Territories within 180 days following the Additional Territory Notice Period, SenesTech’s obligations under this paragraph shall reinstate and shall apply to any future attempt to license the Licensed IP to an unaffiliated third party within any Other Territories. If Neogen notifies SenesTech in writing within the Additional Territory Notice Period of its intent to negotiate (the “Additional Territory Notification Document”), the parties shall promptly thereafter enter into good faith negotiations for Neogen to license the Licensed IP within such Other Territories. If the parties are unable to enter into an agreement for the licensing of the Licensed IP within such Other Territories within sixty (60) days following the Additional Territory Notice Period (the “Additional Territory Negotiation Period”), SenesTech is thereafter entitled to license the Licensed IP within such Other Territories to any unaffiliated third party without further notice to Neogen; provided, however, that if SenesTech does not enter into an agreement for the licensing of the Licensed IP within such Other Territories within 180 days following the Additional Territory Negotiation Period, SenesTech’s obligations under this paragraph shall reinstate and shall apply to any future attempt to license the Licensed IP to an unaffiliated third party with any Other Territories. For the avoidance of any doubt, the rights granted Neogen under this paragraph do not limit in any way SenesTech’s ability practice the Licensed IP itself in the Other Territories or to license the Licensed IP with such Other Territories to an Affiliate of SenesTech (except as provided in this Agreement).

________________________

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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Anything in this Exhibit 1.f.(5) to the contrary notwithstanding, Neogen shall have a right of first refusal to purchase or license the Covered Fields in any Other Territories on the same terms negotiated with a third party.

________________________

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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Exhibit 2

Term and Termination

1.          Term. Unless earlier terminated pursuant to the terms of the Agreement (including this Exhibit 2), this Agreement shall commence on the Effective Date and end upon the later of (i) the last day of expiration of the last patent included in the Licensed IP; or (ii) the 10th anniversary of the Effective Date.

2.          Neogen Non-Exclusive License Conversion Right. As soon as Neogen has paid SenesTech a cumulative total of $1,850,000 or greater in fees and royalties under this Agreement, Neogen shall have the option to amend this Agreement so that the License is non-exclusive. Neogen may exercise this option by sending written notice to SenesTech. The parties shall then negotiate in good faith for a period of no more than sixty (60) days on what, if any, other terms and conditions of the Agreement will be amended in connection with the License converting to a non-exclusive (collectively, the “Additional Amendments”). At the end of this sixty (60) day period, at Neogen’s option, the parties shall either (i) execute a written amendment to the Agreement converting the License to non-exclusive and documenting the Additional Amendments (if any) mutually agreed upon or (ii) keep the Agreement in place under its current terms and conditions, including keeping the License an exclusive license.

3.           Termination. This Agreement may be terminated as follows:

a.           SenesTech Termination for Convenience. If any Semi-Annual Royalty (as defined in Exhibit 3) is less than the Required Minimum (as defined in the next sentence), then the License shall become non-exclusive after expiration of one hundred and eighty (180) days after the due date of the applicable Semi-Annual Royalty that was less than the Required Minimum. The term “Required Minimum” shall mean xxxx for the first two Semi-Annual Royalty payments and xxxx of the preceding year’s Semi-Annual Royalty payment for each subsequent year. For the avoidance of doubt, this provision shall apply to each and every Semi-Annual Royalty installment that is less than the Required Minimum.

b.           Termination for Material Breach. By either party by written notice following the other party’s material breach of the terms and conditions of this Agreement after written notice and failure to cure within 20 business days.

c.           Termination Following Bankruptcy.

(1)         SenesTech shall be entitled to terminate this Agreement if Neogen shall have:

(a)          Filed a petition in bankruptcy or petition to take advantage of any insolvency acts;

(b)          Made an assignment for the benefit of its creditors;

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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(c)          Consented to the appointment of a receiver of itself or of the whole or any substantial part of its property;

(d)          Filed a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any similar laws or statutes of the United States of America or any other jurisdiction and such filing is not terminated within ninety (90) days of filing;

(e)          Had a petition in bankruptcy filed against it that is not dismissed within 60 days or

(f)          been adjudicated bankrupt.

(2)         Neogen shall be entitled to terminate this Agreement if SenesTech takes or has taken against it any of the items specified in Exhibit 2, Section 3.c.(1).

d.           SenesTech or Neogen, as applicable, shall be entitled to terminate this Agreement if a court of competent jurisdiction shall have entered an order, judgment or decree appointing, without the consent of other party, a receiver of the other party or of the whole or any substantial part of its properties, or proving a petition filed against it seeking reorganization or arrangement of the other party under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any other jurisdiction, and such order, judgment or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof.

e.           SenesTech or Neogen, as applicable, shall be entitled to terminate this Agreement if under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the other party or of the whole or any substantial part of its property and such custody shall not have been terminated or stayed within ninety (90) days from the date of assumption of such custody or control.

f.            Anything in this Agreement to the contrary notwithstanding, if any of the circumstances described in Section 3.c.(2), d. or e. occur with respect to SenesTech, (i) this Agreement shall be binding upon the successor in interest to SenesTech; and (ii) Neogen shall have a right of first refusal to purchase the Licensed IP prior to its sale, license or other transfer to any third party, provided however, the amount Neogen has paid to SenesTech and any damages Neogen has incurred or will incur arising out of this Agreement shall be deducted from the purchase price that Neogen must match pursuant to the right of first refusal. The intent of this provision is making sure that Neogen obtains the benefit of its substantial investment in commercialization of the Licensed IP.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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4.           Effect of Termination. Upon termination or expiration of this Agreement, regardless of the reason, Neogen shall be permitted to sell any remaining Products in its inventory for a period of up to one year provided that it pays any and all Semi-Annual Royalty on such sales in accordance with this Agreement. SenesTech shall however have the first right of refusal to purchase any remaining Products in Neogen and its Affiliates’ inventory at Neogen’s actual cost (as reasonably documented by Neogen through receipts and other similar documentation). Neogen shall, within ten (10) business days of the termination or expiration of this Agreement, provide SenesTech with written notice of the Products in inventory and its actual cost (including all supporting documentation). SenesTech shall then have ten (10) business days to notify Neogen in writing if it will exercise its option to purchase such items. All obligations of confidentiality shall remain in full force and effect, but each party shall promptly return to the other party all copies of such other party’s CI within its possession, custody or control. Sublicense agreements shall, at SenesTech’s option, be terminated as provided for in Section 1 of the Agreement.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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Exhibit 3

Royalties

1.          Exclusive License Fees. Neogen shall pay SenesTech an Exclusive License Fee in installments in immediately available funds as follows:

a.           $325,000 paid prior to execution of this Agreement receipt of which is acknowledged by SenesTech;

b.           $162,500 paid within 5 business days of the Effective Date of this Agreement; and

c.           Subject to Section l.a of Exhibit 31, $162,500 paid within 5 business days of SenesTech’s written notice of its formal submission of an application to the United States EPA for approval of ContraPest®.

2.          Post-Approval License Fees. Neogen shall also pay SENESTECH a postapproval licensing fee payable in three annual installments of xxxx per year for a total of xxxx, with (a) the first payment made within ninety (90) days of the first sale of Products after issuance of the patents identified in Exhibit 1.f.(4) (“First Sale Date”) or this License shall be interpreted under coverage of the U of A License and the U of A’s patent application 10/650,799 and all foreign patents assigned to the U of A by inventors or the provisions of the EPA protection against competition; provided Neogen has, in any case, protection against competition for 8 or more years to utilize the Licensed IP; (b) the second payment made on the first year anniversary of the First Sale Date; and (c) the third payment on the second year anniversary of the First Sale Date. Neogen shall be entitled to credit against the first payment of the post-approval license fee specified in Section 2(a) of this Exhibit 3 an amount equal to the amount of Filing Fees paid by Neogen to SenesTech under Section 7(a) of the Agreement.

3.          Semi-Annual Running Royalty. Neogen shall pay SenesTech on a semiannual basis a royalty (the “Semi-Annual Royalty”) starting on the earlier of either (a) the three year anniversary of the First Sale Date or (b) when Neogen, its Affiliates and Sublicensees cumulative Net Sales of Products have reached a total of greater than xxxx (the “Royalty Start Date”).

a.           Neogen and Affiliate Sales. For all Net Sales of Products by Neogen and its Affiliates after the Royalty Start Date, the royalty shall be equal to xxxx of Net Sales until such time as total Net Sales of Products by Neogen and its Affiliates after the Royalty Start Date exceed $500,000, at which time the royalty percentage shall be decreased to xxxx of Net Sales until such time as total Net Sales of Products by Neogen and its Affiliates after the Royalty Start Date exceed $1,000,000, at which time the royalty percentage shall be decreased to xxxx of Net Sales until such time as total Net Sales of Products by Neogen and its Affiliates after the Royalty Start Date exceed $16,000,000, at which time the royalty percentage shall increase to xxxx of Net Sales until this Agreement expires or is terminated. No Semi-Annual Royalties will be owed on any Net Sales of Products by Neogen or its Affiliates before the Royalty Start Date. Neogen shall be responsible to SenesTech for the payment of royalties due with respect to Net Sales by Affiliates of Neogen as though they were Net Sales of Neogen.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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b.           Sublicensee Sales. Commencing on the Royalty Start Date, Neogen shall pay to SenesTech the greater of either (i) xxxx of all amounts paid to Neogen or its Affiliates under any sublicense for Products (whether or not such amounts are termed license fees, royalties, service fees, expenses, reimbursements or otherwise) or (ii) xxxx of Net Sales by a Sublicensee.

c.           Select Accounts. Notwithstanding anything to the contrary in the Agreement (including this Exhibit 3), if Neogen, its Affiliates or Sublicensees receives and accepts a suitable purchase order of $100,000 or more within 6 months of the First Sale Date (regardless of who manufactures the products) from any of the Select Accounts (as defined below) the royalty shall be equal to xxxx percent of Net Sales to such Select Accounts during the period ending on the 36th month anniversary of the First Sale Date. Thereafter, Neogen shall pay xxxx royalty provided SenesTech provides enforceable purchase orders from the Select Accounts and Neogen does not provide any customer or technical service to these Select Accounts. Anything in this Agreement to the contrary notwithstanding, this amount shall be paid as a substitute for royalties specified in Section 3.(a) of this Exhibit 3. The Select Accounts are defined as:

i.	xxxx
ii.	xxxx
iii.	xxxx
iv.	xxxx
v.	xxxx
vi.	xxxx
vii.	xxxx
viii.	xxxx
ix.	xxxx
x.	xxxx
xi.	xxxx
xii.	xxxx

This list of Select Accounts may be amended from time to time by mutual agreement.

A suitable purchase order shall mean a purchaser order from a Select Account that contains prices and terms comparable to purchase orders from non-Select Accounts (including comparable volume and other discounts). Neogen need not accept, nor pay any royalties on, any unsuitable purchase order.

4.          Prohibited Actions. Neogen, its Affiliates and Sublicensees shall not, without SenesTech’s prior written approval in each instance, accept equity investments or other non-cash payment for Product.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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5.          No Duplication. Anything in the Agreement to the contrary notwithstanding, in no event shall Neogen be required to pay a royalty more than once on any Products.

6.          Semi-Annual Royalty Payment Dates. Each Semi-Annual Royalty shall be payable on or before August 15th and February 15th as to the preceding semi-annual periods ending June 30th and December 31st, respectively. If royalty payments are not received by the due date, they shall be subject to an additional interest charge equal to the lessor of 1.5% per month or the maximum rate allowable by law, in addition to any and all other remedies available to SenesTech for breach of this Agreement.

7.          Definition of Net Sales. The term “Net Sales” shall mean the gross amount received for the sale of Products by Neogen, its Affiliates or a Sublicensee, less, to the extent they are applicable to the sale of the Product, the sum of; (i) cash discounts allowed and taken by any non-affiliated third party in connection with the sale of the Product provided such discounts are in amounts customary in the trade for quantity purchases, cash payments, or prompt payments, (ii) amounts for transportation or shipping included in the amount charged to the non-affiliated third party purchasers, (iii) amounts repaid, credited or rebated by Neogen or its Affiliate to the non-affiliated third party by reason of a rejection or return of the Product, and (iv) taxes and duties included in the amount charged to the non-affiliated third party ((Items 7(i) through (iv) are collectively referred to as the “Deductions”). No other deductions shall be made, including deductions for commissions paid to individuals whether they are with independent sales agencies or regularly employed by Neogen and on its payroll, or deductions for the cost of collections. If a Product is distributed or invoiced for a discounted price that is not customary in the trade or distributed at no cost, Net Sales shall be based on the customary amount billed for such Products.

8.          Reports. For purposes of computing the royalties due to SenesTech, the year shall be divided into two parts ending on June 30 and December 31. No later than 45 days after each December and June in each year during the term of this Agreement (including prior to the Royalty Start Date), Neogen shall submit to SenesTech a full and detailed report of royalties or payments due SenesTech under this Agreement for the preceding half year (hereinafter “Half-Year Report”), setting forth the Net Sales of each of Neogen and each Affiliate, and each Sublicensee or lump sum payments and all other payments or consideration from Sublicensees upon which such royalties are computed, including at least the following information. The Half-Year Report shall be in delivered in an electronic form and format reasonably acceptable to SenesTech and shall be certified by Neogen’s chief financial officer.

a.           Number of Products manufactured;

b.           Number of Products sold (broken down by Neogen, Affiliate and Sublicensee, as well as by general Net Sales and Net Sales to Select Accounts);

c.           Total billings for Products sold (broken down by Neogen, Affiliate and Sublicensee, as well as by general Net Sales and Net Sales to Select Accounts);

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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d.           All applicable Deductions (broken down by Neogen, Affiliate and Sublicensee, as well as by general Net Sales and Net Sales to Select Accounts);

e.           Total Net Sales (broken down by Neogen, Affiliate and Sublicensee, as well as by general Net Sales and Net Sales to Select Accounts);

f.            Total royalties due;

g.           Names and addresses of all Sublicensees.

Neogen shall keep for a period of at least the longer of three (3) years after the date of entry or the minimum time period required by regulatory authorities, full, accurate and complete books and records consistent with sound business and accounting practices and in such form and in such detail as to enable the determination of the amounts due to SenesTech pursuant to this Agreement.

9.          Audit. Neogen agrees to maintain the books and records necessary to accurately compute the amount of each Semi-Annual Royalty. SenesTech, at its sole cost and expense, shall have the right to annually review Neogen’s business records (excluding all customer information) reasonably necessary to verify the amount of Semi-Annual Royalties payable pursuant to this Agreement (“Audit”). Neogen agrees to make the pertinent records available during normal business hours following reasonable notice to permit SenesTech perform the Audit. If the Audit discloses that Neogen failed to pay SenesTech more than 10% of the royalties due (“Audit Deficit”), then Neogen shall pay SenesTech (i) the Audit Deficit; (ii) interest on the Audit Deficit at the lesser of 1.5% per months or the maximum amount permitted by law from the date of underpayment to the date of payment; and (iii) the reasonable out of pocket cost of the Audit. If the Audit discloses that Neogen overpaid SenesTech, then SenesTech shall pay Neogen the amount of such overpayment plus interest at the lesser of 1.5% per months or the maximum amount permitted by law from the date overpayment to the date of payment.

10.         Currency. Neogen shall pay SenesTech all royalties in United States currency. If any currency conversions shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar month of the semi-annual reporting period to which such royalty payments relate; provided, however, should such Chase Manhattan Bank (N.A.) rate not be available, the parties shall meet and promptly agree to an alternative, similarly institution to use in for currency conversion calculations.

11.         Non-Issuance or Invalidation of Patents. Anything in this Agreement to the contrary notwithstanding, if the patents in Exhibit 1.f.(4) are not issued or either or both patents are determined to be invalid or non-enforceable, then (i) Neogen shall have no obligation to pay any further amounts pursuant to this Agreement; and (ii) SenesTech shall refund Neogen one-half of all amounts paid SenesTech in the prior six (6) months excluding all non-refundable fees paid by SenesTech. The refund of such amounts shall be paid within 30 days of the date on which SenesTech receives notification that (i) such patents will not be issued; or (ii) there is a non-appealable final decision invalidating either of such patents. SenesTech shall advise Neogen monthly regarding any actions by the US Patent and Trademark Office.

________________________

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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12.         Alternative IP Protection. Anything in this Exhibit 3 to the contrary notwithstanding, Section 11 shall not apply if (i) the Licensed IP is interpreted to fall under the protection of the U of A License and the U of A’s patent application 10/650,799 and all foreign patents assigned to the U of A by inventors; or (ii) the registration of the Products using the Licensed IP is found by the EPA to qualify for exclusive use according to Section 3(c)(1)(F)(i) of FIFRA for a period of at least 10 years. In any case. Neogen shall have protection from competition for at least 8 years from the First Sale Date.

________________________

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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Exhibit 31

Modifications to Base Agreement

Pursuant to Section 31, the parties agree to modify the Agreement as follows:

1.          Agricultural Field Trials

a.           NEOGEN agrees to pay promptly following execution of this Agreement in immediately available funds to SENESTECH administrative and oversight costs equal to $100,000 for two separate agriculture farm field studies (collectively, the “Study”) in locations to be mutually agreed upon. The parties shall document in a separate, signed writing, the details of the Study, including Proof of Principals for the Study. SenesTech shall complete each Study and report the results and underlying Study data to Neogen within a reasonable time after the Effective Date. If the Study results do not support commercial feasibility for use of the Products, then Neogen shall not be required to pay SenesTech the payment specified in Section 1.c. of Exhibit 3. Anything in this Agreement to the contrary notwithstanding, in no event shall Neogen be obligated to pay SenesTech any filing fees until after Neogen’s receipt of the Study the results of which shall be reasonably satisfactory to Neogen.

b.           Promptly following the Effective Date, the parties shall meet and confer on the Study, including target completion date(s). Subject to Neogen’s timely payment of the costs of the Study, SenesTech will use its best efforts to complete the Study by the target completion date(s). Upon completion of the Study, SenesTech shall (i) provide within fifteen (15) business days a summary of the results and (ii) promptly provide Neogen with a formal report of the results, including whether the Proof of Principals for the Study were met in all material respects as soon as possible thereafter, but in all cases within ninety (90) days of completion of the Study. If the Proof of Principals for the Study were not met in all material respects, Neogen shall have the option to terminate the Agreement for convenience, upon written notice to SenesTech. Such termination shall be without any further payments owed by Neogen and SenesTech shall not be required either to pay any amounts owed at that time by SenesTech to Neogen hereunder or to refund any moneys previously paid by Neogen. Neogen must exercise this option within thirty (30) days of receiving the formal report of the results of the Study.

2.          Licensed Product Quality Control Requirements

NEOGEN will manufacture the Product with specifications that meet reasonable quality control requirements outlined by SENESTECH production protocols and reasonable quality control assays mutually developed by SENESTECH and Neogen.

________________________

Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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